UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 9, 2015

Syntel, Inc.

(Exact name of registrant as specified in its charter)

Michigan	000-22903	38-2312018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 E. Big Beaver Road, Suite 300, Troy, Michigan	48083
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (248) 619-2800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On November 9, 2015, Syntel, Inc. (“Syntel”) Chief Financial Officer, Arvind Godbole, gave his official 90 day notice to Syntel of his intention to retire. Mr. Godbole has agreed to provide transition assistance to Syntel.

(c) On November 9, 2015, the Board of Directors of Syntel named Anil Agrawal as acting Chief Financial Officer pending the appointment of a permanent replacement for Mr. Godbole. Mr. Agrawal, age 38 and General Manager of Finance for Syntel, has been with Syntel since 2001 and has served as Head of Finance for the India operations from 2007 through December 2011 and Head of Corporate Financial Planning and Analytics since January 2012.

(e) Mr. Agrawal’s compensation, effective December 1, 2015, will consist of a base salary of 4,697,635 Indian rupees per year and a variable target bonus of 1,296,588 Indian rupees and a grant of 2,500 shares of restricted Syntel stock (to vest over four years) pursuant to the Syntel Amended and Restated Stock Option and Incentive Plan. Mr. Agrawal will receive a car allowance and the benefit package available to Syntel Private Limited employees.

A press release announcing these events is attached to this Report as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number
99.1	Press Release dated November 10, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Syntel, Inc.
(Registrant)

Date	November 10, 2015	By	/s/ Daniel M. Moore
Daniel M. Moore, Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 10, 2015.

3